Exhibit 23.1
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                Consent of Mann Frankfort Stien & Lipp CPAs, LLP

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-38606) of Blue Dolphin Energy Company and in the related Prospectus of our report dated February 28, 2003, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Blue Dolphin Energy Company for the year ended December 31, 2002.


/s/ Mann Frankfort Stien & Lipp CPAs, LLP
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Houston, Texas
February 28, 2003